                                                                  Exhibit (d)4.1



                                Contract Mailed:
                                 Effective Date:
                               Termination Date:        April 30, _____
                                        Fund(s):

Current Date


Insert Money Manager's Name and Address


         Re:      Frank Russell Investment Company Portfolio Management Contract
Dear _______________:

         Frank Russell Investment Company ("Investment Company"), a Massachusetts business trust, is a diversified open-end management investment company of the series type registered as an investment company under the Investment Company Act of 1940 ("Act"), and subject to the rules and regulations promulgated thereunder. The Investment Company is a so-called "series" company which issues shares evidencing beneficial interests in separate investment portfolios, each with different investment objectives and policies ("Funds").
         Frank Russell Investment Management Company ("FRIMCo") acts as the manager and administrator of the Investment Company pursuant to the terms of a Management Agreement, and is an "investment adviser" to the Investment Company as defined in Section 2(a)(20) of the Act. FRIMCo is responsible for the day-to-day management and administration of the Investment Company and for the coordination of investment of each Fund's assets in portfolio securities. However, specific portfolio purchases and sales for each Fund's investment portfolio, or a portion thereof, are to be made by portfolio management organizations recommended and selected by FRIMCo, and appointed by, and subject to the approval of, the Board of Trustees of the Investment Company.
         1. Appointment as a Money Manager. Investment Company being duly
            ------------------------------
authorized hereby appoints and employs you ("Money Manager") as a discretionary money manager to the Investment Company's Fund(s) designated above, on the terms and conditions set forth herein (the "Contract"), for those assets of the Fund(s) which FRIMCo, as a fiduciary for Investment Company, determines to assign to you (those assets being referred to for the Fund(s) individually and collectively as the "Fund Account").

         2. Acceptance of Appointment; Standard of Performance. Money Manager
            --------------------------------------------------
accepts the appointment as a discretionary money manager and agrees to use its best professional judgment to make timely investment decisions for the Investment Company with respect to the investments of the Fund Account in accordance with the provisions of this Contract.
         3. Portfolio Management Services of Money Manager. Money Manager is
            ----------------------------------------------
hereby employed and authorized to select portfolio securities for investment by the Fund(s), to determine to purchase and sell securities of the Fund Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof and Exhibit A hereto (as amended from time to time). In providing portfolio management services to the Fund Account: Money Manager shall be subject to such investment restrictions as are set forth in the Act and Rules thereunder, the supervision and control of the Board of Trustees of the Investment Company, such specific instructions as the Board may adopt and communicate to Money Manager, the investment objectives, policies and restrictions of the Fund furnished pursuant to paragraph 4, and instructions from FRIMCo; and Money Manager shall maintain on behalf of the Investment Company the records listed in Exhibit B hereto (as amended from time to time). At Investment Company's reasonable request, Money Manager will consult with Investment Company or with FRIMCo, with respect to any decision made by it with respect to the investments of the Fund Account.
         4. Investment Objectives, Policies and Restrictions. The Investment
            ------------------------------------------------
Company shall provide Money Manager with a statement of the investment objectives and policies of the Fund Account and any specific investment restrictions applicable thereto as established by Investment Company, including those set forth in its Prospectus as amended from time to time. Investment Company retains the right, on written notice to Money Manager from the Investment Company or FRIMCo, to modify any such objectives, policies or restrictions in any manner at any time.
         5. Transaction Procedures. All transactions will be consummated by
            ----------------------
payment to or delivery by State Street Bank & Trust Company (the "Custodian"), or such depositories, or agents, as may be designated by the Custodian, as custodian for the Investment Company, of all cash and/or securities due to or from the Fund Account, and Money Manager shall not have possession or custody thereof or any responsibility or liability with respect thereto. Money Manager shall advise Custodian and confirm in writing to Investment Company all investment orders for the Fund Account placed by it with brokers and dealers at the time and in the manner and as set forth in Exhibit A hereto (as amended from time to time). Investment Company shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by Money Manager. Investment Company shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and upon giving proper instructions to the Custodian, Money Manager shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.
         6. Allocation of Brokerage. Money Manager shall have authority and
            -----------------------
discretion to select brokers and dealers to execute portfolio transactions initiated by Money Manager, and for the selection of the markets on/in which the transaction will be executed.

        A. In doing so, the Money Manager's primary objective shall be to seek to select a broker-dealer that can be expected to obtain the best net price and execution for the Investment Company. However, this responsibility shall not be deemed to obligate the Money Manager to solicit competitive bids for each transaction; and Money Manager shall have no obligation to seek the lowest available commission cost to Investment Company, so long as Money Manager believes in good faith, based upon its knowledge of the capabilities of the firm selected, that the broker or dealer can be expected to obtain the best price on a particular transaction and that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available by the broker to Money Manager viewed in terms of either that particular transaction or of Money Manager's overall responsibilities with respect to its clients, including the Investment Company, as to which Money Manager exercises investment discretion, notwithstanding that Investment Company may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge Investment Company a lower commission on the particular transaction.
        B. Investment Company shall retain the right to request that transactions giving rise to brokerage commissions, in an amount to be agreed upon by Investment Company and Money Manager, shall be executed by brokers and dealers which provide brokerage or research services to the Investment Company or FRIMCo, or as to which an ongoing relationship will be of value to Investment Company in its management of the Fund(s), which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Money Manager believes in good faith, based upon its knowledge of the capabilities of the firm selected, that the broker or dealer can be expected to obtain the best price on a particular transaction and (ii) the Investment Company determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to Investment Company, or to FRIMCo for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge Investment Company a lower commission on the particular transaction.
        C. Money Manager agrees that it will not execute any portfolio transactions with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Investment Company without the prior written approval of the Investment Company. Investment Company agrees that it will provide Money Manager with a list of brokers and dealers which are "affiliated persons" of the Investment Company.
        D. As used in this paragraph 6, "brokerage and research services" shall have the meaning defined in Section 28(e)(3) of the Securities Exchange Act of 1934.
     7. Proxies. Unless FRIMCo gives written instructions to the contrary,
        -------
Money Manager shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund Account may be invested. Money Manager shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Investment Company's shareholders.

     8. Reports to Money  Manager.  Investment  Company shall provide Money
        -------------------------
Manager with such periodic reports concerning the status of the Fund Account as Money Manager may reasonably request.
     9. Fees for Services. The compensation of Money Manager for its services
        -----------------
under this Contract shall be calculated and paid by FRIMCo, acting as a fiduciary for Investment Company, in accordance with the attached Exhibit C. To the extent that the Investment Company, as principal, has discharged or been relieved of, its duty to pay over to FRIMCo, by reason of its payment of FRIMCo, in its capacity as a fiduciary for Investment Company, any or all amounts payable to the Money Manager, the Money Manager agrees to look to FRIMCo for payment of amounts payable to Money Manager hereunder. Money Manager hereby agrees to contact the Secretary of the Investment Company if payment is not received from FRIMCo.
     10. Other Investment Activities of Money Manager. Investment Company
         --------------------------------------------
acknowledges that Money Manager, or one or more of its affiliates, may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, Investment Company agrees that Money Manager or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from advice given or the timing or nature of action taken with respect to the Fund Account, provided that Money Manager acts in good faith, and provided, further, that it is Money Manager's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund Account and any specific investment restrictions applicable thereto. Investment Company acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which may involve the Fund Account or otherwise. Money Manager shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Investment Company shall have no first refusal, coinvestment or other rights in respect of any such investment, either for the Fund Account or otherwise.
     11. Certificate of Authority. Investment Company, FRIMCo and Money Manager
         ------------------------
shall furnish to each other from time to time certified copies of the resolutions of their Board of Directors, Board of Trustees or executive committee evidencing the authority of officers and employees who are authorized to act on behalf of Investment Company, Fund Account, FRIMCo and/or Money Manager.
     12. Limitation of Liability. Money Manager shall not be liable for any
         -----------------------
action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Contract, or in accordance with (or in the absence of) specific directions or instructions from Investment Company; provided, however, that such acts or omissions shall not have resulted from Money Manager's willful misfeasance, bad faith or gross negligence, violation of the standard of care established by and applicable to Money Manager in its actions under this Contract, or breach of its duty or of its obligations hereunder. Notwithstanding the forgoing, federal and state securities laws (and ERISA if applicable) impose liability under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which Investment Company and FRIMCo may have under federal or state securities laws of the United States of America or the rights which may not be waived; under any other applicable law (including ERISA if applicable).
     13. Confidentiality. Subject to the right of each Money Manager and
         ---------------
Investment Company to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction over it, the parties hereto shall treat as confidential all information pertaining to the Fund Account and the actions of each Money Manager and Investment Company in respect thereof.
     14. Assignment. No assignment, as that term is defined in Section 2(a)(4)
         ----------
of the Act, of this Contract shall be made by Money Manager, and this Contract shall terminate automatically in the event that it is assigned. Money Manager shall notify Investment Company in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable Investment Company to consider whether an assignment as defined in
Section 2(a)(4) of the Act will occur, and to take the steps necessary to enter into a new Contract with Money Manager. Money Manager agrees to bear the reasonable expenses of notifying Fund(s) clients and regulators of any such assignment by Money Manager or change in control of Money Manager as Investment Company reasonably deems necessary.

     15. Representations, Warranties and Agreements of the Company. The
         ---------------------------------------------------------
Investment Company represents, warrants and agrees that:
         A. Money Manager has been duly appointed by the Board of Trustees of the Investment Company to provide investment services to the Fund Account as contemplated hereby.
         B. Investment Company will deliver to Money Manager a true and complete copy of its current prospectus as effective from time to time, such other documents or instruments governing the investments of Fund Account, and such other information as is necessary for Money Manager to carry out its obligations under this Contract.
         C. The organization of the Investment Company and the conduct of the business of Fund(s) and the Fund Account as contemplated by this Contract, complies, and shall at all times comply, with the requirements imposed upon the Investment Company by applicable law.

     16. Representations, Warranties and Agreements of Money Manager. Money
         -----------------------------------------------------------
Manager represents, warrants and agrees that:
         A. Money Manager is registered as an "investment adviser" under the Investment Advisers Act of 1940 ("Advisers Act"); or it is a "bank" as defined in Section 202(a)(2) of the Advisers Act or an "insurance company" as defined in
Section 202(a)(12) of the Advisers Act.

         B. Money Manager will maintain, keep current and preserve on behalf of the Investment Company, in the manner required or permitted by the Act, the records identified in Exhibit B. Money Manager agrees that such records (other than those required by No. 4 of Exhibit B) are the property of the Investment Company, and will be surrendered to the Investment Company promptly upon request.
         C. Money Manager will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the Act, will provide to the Investment Company a copy of the code of ethics and evidence of its adoption, and will make such reports to the Investment Company as required by Rule 17j-1 under the Act.
         D. Money Manager will notify the Investment Company of any changes in the membership of its partnership within a reasonable time after such change.
         E. Money Manager is not, except as set forth in Exhibit E hereto, and will not become a party to any non-compete agreement or any other agreement, arrangement, or understanding that would restrict, limit, or otherwise interfere with the ability of FRIMCo or the Investment Company to employ or engage any person or organization, now or in the future, to manage the Fund Account, any other Investment Company assets, or any other assets managed by FRIMCo.
     17. Amendment. This Contract may be amended at any time, but only by
         ---------
written agreement between Money Manager and Investment Company, which amendment, other than amendments to Exhibits A and B, must be approved by the Board of Trustees of the Investment Company in the manner required by the Act.
     18. Effective Date; Term. This Contract shall become effective for the
         --------------------
Fund(s) on the effective date set forth on page 1 of this Contract, and shall continue in effect until the termination date set forth on page 1 of this Contract. Thereafter, the Contract shall continue in effect for successive annual periods only so long as its continuance has been specifically approved at least annually by the Board of Trustees of the Investment Company in the manner required by the Act.
     19. Termination.  This  Contract  may be  terminated  without the payment
         -----------
of any penalty (a) at any time by the Investment Company upon written notice to the Money Manager, and (b) by Money Manager upon thirty days written notice to the Investment Company.
     20. Applicable Law. To the extent that state law shall not have been
         --------------
preempted by the provisions of any laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Contract shall be administered, construed, and enforced according to the laws of the State of Washington.

     21. Notice of Liability Letter. Money Manager will notify, in writing, any
         --------------------------
organization with whom it places orders for the execution of Investment Company portfolio transactions that the organization will be: (i) executing portfolio transactions of a Massachusetts business trust; and (ii) that the Investment Company's Master Trust Agreement contains an express disclaimer of shareholder, officer or Trustee liability for acts or obligations of the Investment Company and requires that all obligations of the Investment Company be satisfied out of its assets. Mailing a notice substantially similar to Exhibit D will be deemed to be compliance with this section.
     22. Limitation of Liability. The Master Trust Agreement dated July 26,
         -----------------------
1984, as amended from time to time, establishing the Investment Company, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name Frank Russell Investment Company means the Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that the obligations of the Investment Company hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Investment Company, personally, but shall bind only the trust property of the Investment Company, as provided in its Master Trust Agreement. The execution and delivery of this Contract has been authorized by the Trustees of the Investment Company and signed by an officer of the Investment Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Investment Company as provided in its Master Trust Agreement.

(Money Manager)              Frank Russell Investment Company
                             Frank Russell Investment Management Company, as a fiduciary for Frank Russell Investment Company


BY:                                    BY:
    -------------------------              -------------------------------------
                                           Sharon L. Hammel, CFA
                                           Director, Portfolio Implementation

DATE:                                  DATE:
      -----------------------                -----------------------------------


EXHIBITS:  A.   Operational Procedures (including Schedules 1, 2 and 3)
           B.   Records to be Maintained by the Money Manager
           C.   Fees for Investment Management Services
           D.   Notice of Liability Letter
           E.   Description of Money Manager's Non-Compete Agreement

                        FRANK RUSSELL INVESTMENT COMPANY
                          PORTFOLIO MANAGEMENT CONTRACT

                                    EXHIBIT A

                             OPERATIONAL PROCEDURES
                             ----------------------

A Money Manager ("MM") for Frank Russell Investment Company ("Investment Company") should abide by certain rules and procedures in order to minimize operational problems. MM will be required to have various records and files (as required by regulatory agencies) at their offices. MM will have to maintain a certain flow of information to State Street Bank & Trust Company ("SSB"), the custodian bank for Investment Company.
MM will be required to furnish SSB with daily information as to executed trades. SSB should receive this data no later than the morning following the day of the trade. The necessary information should be transmitted to SSB (1) via facsimile machine with a cover sheet including the number of pages sent (the direct line to the facsimile machine is 617-985-3999, alternate number of 617-985-1717) or
(2) via an electronic communications system ("System") approved by SSB that meets the following criteria:
   . The System must provide a method by which State Street can reasonably ensure that each communication received by it through the System actually originated from the MM.
   . Only persons properly authorized by MM's senior operations officer shall be authorized to access the System and enter information, and MM must employ reasonable procedures to permit only authorized persons to have access to the System.
   . MM will create separate System files containing the daily executed securities trade information with respect to each Investment Company portfolio it manages, or MM will transmit separately the trades for each such portfolio.
   . SSB, through System or otherwise, will provide to MM prompt certification or acknowledgment of SSB's receipt of each transmission by MM of executed trade information.
   . If the System malfunctions, MM will transmit all trade information via facsimile transmission.
Upon receipt of brokers' confirmations, MM or SSB will be required to notify the other party if any differences exist. The reporting of trades by the MM to SSB must include the following:

   .     Purchase or Sale

   .     Security name

   .     Number of shares or principal amount

   .     Price per share or bond

   .     Commission rate per share or bond, or if a net trade

   .     Executing broker, including their DTC Fins number

   .     Trade date

   .     Settlement date

   .     Bank Identifier Codes (BIC's), for international securities only

   .     If security is not eligible for DTC

   .     This information can be reported using your forms, if applicable

When opening accounts with brokers for Investment Company, the account should be a cash account. No margin accounts are to be maintained. The broker should be advised to use SSB IDC's ID system number (No. 20997) to facilitate the receipt of information by SSB. If this procedure is followed, DK problems will be held down to a minimum and additional costs of security trades will not become an important factor in doing business. Delivery and receipt instructions are attached as Schedule 2.
MM will be required to submit to SSB a daily trade authorization report, either through a System or, if a facsimile transmission is used, on a form signed by two authorized individuals prior to settlement date and a list of authorized persons with specimen signatures must have previously been sent to SSB (see
Schedule 3). The daily trade authorization report will contain information on which SSB can rely to either accept delivery or deliver out of the account, securities as per MM trades. If facsimile transmission is used, a preprinted form will be supplied to MM by Investment Company, or MM can use an equivalent form acceptable to SSB and Investment Company.

                                   Schedule 1

Reserved for future use.

                                   Schedule 2

Mailing Instructions and Delivery Instructions:
           Confirmation Instructions (Copy of Broker Advice):
                  State Street Bank and Trust Company
                  Mutual Fund Services
                  1776 Heritage Drive (A4E)
                  North Quincy, MA 02171
                  Attn: Fund Name/Fund Number
                  For the account of Frank Russell Investment Company
                  (FUND NAME)
                   ---------
           Delivery Instructions:
                  All DTC Eligible Securities:
                  Depository Trust Company (DTC)         #997 Custodian Services
                                                         #20997 Agent Bank

         All Ineligible DTC Securities (i.e., Commercial Paper)
                  State Street Bank and Trust Company
                  State Street Boston-Securities Corp.
                  61 Broadway
                  Main Concourse Level
                  New York, NY  10006
                  "VS Payment" (Federal Funds on Commercial Paper Only) For the account of Frank Russell Investment Company (FUND NAME)
                   ---------
         All Government Issues:
         Delivered through Book Entry of Federal Reserve
                  Bank to: State St Bos/Spec/Fund Name/Fund #
                                        ---------------------
                  (VS Payment Federal Funds)
         Foreign Holdings:
                  Please confer with Brad Payne, State Street Bank, (Phone: 617-985-5389) to obtain delivery instructions of the State Street Global Custody Network

                                   Schedule 3

                     EXAMPLE OF AUTHORIZED SIGNATURE LETTER
                     --------------------------------------
                        (To Be Typed on Your Letterhead)

[DATE]




State Street Bank and Trust
Mutual Fund Services
1776 Heritage Drive (A4E)
North Quincy, MA  02171

Attention:    Frank Russell Investment Company Funds
RE:           Persons Authorized To Execute Trades For The _______________Fund

The following list of individuals are authorized to execute and report trade instructions on behalf of the Fund. Should there be any changes to the authorized persons listed below, we will notify you immediately of those changes.

                    NAME                                      SIGNATURE
                    ----                                      ---------





Sincerely yours,





[Insert Money Manager's Name]

                                    EXHIBIT B

                    RECORDS TO BE MAINTAINED BY MONEY MANAGER
                    -----------------------------------------

*1. A record of each brokerage order, and all other portfolio purchases and sales, given by Money Manager or on behalf of the Investment Company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

         A.     The name of the broker,
         B. The terms and conditions of the order, and of any modification or cancellation thereof,
         C.     The time of entry or cancellation,
         D.     The price at which executed,
         E.     The time of receipt of report of execution, and
         F. The name of the person who placed the order on behalf of the Investment Company (1940 Act Rule, 31a-1(b)(5) and (6)).
*2. A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to brokers or dealers, and the division of brokerage commissions or other compensation on such purchase and sale orders. The record:
         A.     Shall include the consideration given to:
                (i)   The sale of shares of the Company.
                (ii) The supplying of services or benefits by brokers or dealers to:
                      (a)    The Investment Company,
                      (b)    The Investment Management Company,
                      (c)    Yourself (i.e., the Money Manager), and
                      (d)    Any person other than the foregoing.
                (iii) Any other considerations other than the technical
                      qualifications of the brokers and dealers as such.
         B. Shall show the nature of the services or benefits made available.
         C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.
         D. The identities of the persons responsible for making the determination of such allocation and such division of brokerage commissions or other compensation (1940 Act, Rule 31a-1(b)(9)).

*3. A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities (1940 Act, Rule 31a-1(b)(10)) and such other information as is appropriate to support the authorization.**
*4. Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under
         Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record Money Manager's transactions with the Investment Company. (1940 Act, Rule 31a-1(f)).

_____________________
 * Maintained as property of the Investment Company pursuant to 1940 Act Rule 31a-3(a).
** Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendations, i.e., buy, sell, hold), and any internal reports or portfolio manager reviews.

                                    EXHIBIT C
                        FRANK RUSSELL INVESTMENT COMPANY
                     FEES FOR INVESTMENT MANAGEMENT SERVICES
                     ---------------------------------------
                           INSERT MONEY MANAGER'S NAME

                                    FUND NAME

For investment management services provided to the Fund Account under this Contract, Frank Russell Investment Management Company ("FRIMCo") as a fiduciary for Investment Company, shall pay Money Manager a fee determined by multiplying the Average Total Net Assets by the Applicable Percentage as defined below. All fees shall be calculated and paid quarterly in arrears. Fees for partial periods shall be prorated for the portion of the period for which services were rendered. Fees for individual accounts shall be determined by dividing the Average Account Net Assets by the Average Total Net Assets and multiplying by the fee calculated above.

                       ___ b.p. on the first $__________
                       ___ b.p. on the next  $__________
                       ___ b.p. on the next  $__________
                       ___ b.p. on all amounts thereafter
                         (expressed as annualized rates)

For purposes of this Exhibit:

"Average Account Net Assets" for any quarter shall mean the average of the assets in the Fund Account as reported by the custodian for the last business day of each month ended in the calendar quarter and the last business day of the month ended immediately prior to the calendar quarter.

"Average Total Net Assets" for any quarter shall mean the sum of the Average Account Net Assets and the average for the same quarter of all other assets in other accounts (calculated in the same manner as Average Account Net Assets) managed by Money Manager for the Frank Russell Group of Companies which use a substantially equivalent investment strategy to that employed by Money Manager for the Fund Account as specified in Section 4 of this Contract.

If the Money Manager manages such other accounts, as defined above, and the fee is based on the aggregate total value of those accounts, the Money Manager must include the value of each such other account on any investment management invoice.

"Frank Russell Group of Companies" shall mean FRIMCo and any affiliated company which controls, is controlled by or is under common control with FRIMCo.


Insert Money Manager's Name
Portfolio Management Contract
Effective Date

                                    EXHIBIT D

Gentlemen:
Frank Russell Investment Company, a Massachusetts business trust (the "Trust") and an SEC-registered investment company, has requested that I correspond with you concerning purchases and/or sales of the Trust's portfolio instruments that will be made on behalf of the Trust with your organization.
The Trust is required under its Master Trust Agreement to inform you that although the Trust is organized as a Massachusetts business trust, the Trust's Master Trust Agreement contains an express disclaimer of shareholder, officer and trustee liability for acts or obligations of the Trust and requires that all obligations of the Trust be satisfied out of its assets. The purpose of this disclaimer is for the Trust's shareholders, officers and Trustees to have the same protection against being liable for the Trust's obligations as shareholders, officers and Directors of a corporation. The responsibility of the
                                                       -------------------------
Trust for its transactions with you is not changed by this notice. No action is
-----------------------------------------------------------------
needed on your part in response to this notice.
Should you have any questions concerning the information contained herein, please contact Gregory J. Lyons, Associate General Counsel of the Trust, at
(253) 596-2406.
Sincerely yours,

                                    EXHIBIT E

              DESCRIPTION OF MONEY MANAGER'S NON-COMPETE AGREEMENT
              ----------------------------------------------------